UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 2, 2016

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

388 Greenwich Street, New York, New York (Address of principal executive offices)		10013 (Zip Code)

(212) 559-1000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CITIGROUP INC.

Current Report on Form 8-K

Item 5.02(e). Compensatory Arrangement of Certain Officers.

On December 2, 2016, Stephen Bird, CEO of Global Consumer Banking, entered into a memorandum of agreement (the Agreement) documenting the changes in his employment status that will occur effective January 1, 2017, when he ceases his expatriate assignment and becomes a local U.S. employee of Citibank, N.A. These anticipated changes were previously described on page 78 of Citi’s 2016 Proxy Statement. His annual rate of salary ($500,000) will not change and he will continue to be eligible for discretionary annual incentive awards on the same terms and conditions applicable to other executive officers of Citigroup Inc. He will become eligible to participate in broad-based U.S. employee benefit plans in accordance with the general terms of such plans. Mr. Bird will receive relocation benefits and benefits attributable to his period of employment as an expatriate in accordance with the generally applicable terms of the Citi Expatriate Program.

The above summary of the material provisions of the Agreement is qualified in its entirety by reference to the full Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number

10.1	Expatriate Localization to U.S. Memorandum, dated December 2, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.

Dated: December 2, 2016	By:	/s/ Rohan Weerasinghe
Rohan Weerasinghe General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number

10.1	Expatriate Localization to U.S. Memorandum, dated December 2, 2016.